UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 18, 2008

Date of Report (Date of earliest event reported)

SHORETEL, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33506	77-0443568
(Commission file number)	(I.R.S. Employer Identification No.)

960 Stewart Drive, Sunnyvale, CA 94085
(Address of principal executive offices) (Zip Code)

(408) 331-3300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2008, Michael Gregoire was elected to the Board of Directors of ShoreTel, Inc. Mr. Gregoire currently serves as the Chairman and Chief Executive Officer of Taleo, Inc., a leading provider of on demand talent management solutions. Mr. Gregoire was elected by the Board of Directors to fill a vacancy that existed on the Board of Directors. Mr. Gregoire will serve as a Class III Director and will stand for re-election at ShoreTel’s 2009 Annual Meeting of Stockholders.

Mr. Gregoire will serve on the Compensation Committee of ShoreTel’s Board of Directors. Pursuant to ShoreTel’s non-employee director compensation policy, Mr. Gregoire will receive an annual cash retainer of $35,000, plus $3,000 per year for Committee service. Directors may elect to receive a fully-vested award of common stock in lieu of the cash retainer. Mr. Gregoire will also receive an initial option to purchase 50,000 shares of the Company’s common stock, which vests and becomes exercisable as to 1/48th of the shares each month after the grant date over four years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORETEL, INC.

Date:	November 19, 2008	By:	/s/ Michael E. Healy
Name: Michael E. Healy Title: Chief Financial Officer